EXHIBIT 99.1

Amtech Fourth Quarter Fiscal 2023 Business Update

TEMPE, Ariz., December 13, 2023 -- Amtech Systems, Inc. ("Amtech") (NASDAQ: ASYS), a manufacturer of thermal processing, wafer cleaning and chemical mechanical polishing (CMP) capital equipment and related consumables used in semiconductor, advanced mobility and renewable energy manufacturing applications, today announced a summary of its revenue and business status as of September 30, 2023.

Fourth Quarter Fiscal 2023 Business Update

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Net revenue of $27.7 million
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Customer orders of $18.2 million
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Book to bill ratio of 0.7:1

Fiscal 2023 Business Update

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Net revenue of $113.3 million
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Customer orders of $103.9 million
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Book to bill ratio of 0.9:1
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Backlog of $51.8 million

Due to the prolonged downturn and general economic conditions in the semiconductor industry and delays in the adoption of next-gen polishing tools, the Company anticipates an impairment charge in our Material and Substrate segment as of September 30, 2023. Due to the complexity and judgement involved in the valuation and impairment analyses, we are working with our external auditors to finalize the audit procedures. When complete, the Company will issue a press release with its fourth quarter and full year fiscal 2023 financial results as well as file its Annual Report on Form 10-K.

“We experienced continued softness in demand across several of our end markets during the fourth quarter and have taken actions to reduce fixed costs and expenses. These actions include a reduction in force at each of our businesses, as well as a decision to exit the legacy PR Hoffman equipment business. The long-term opportunities for Amtech’s products remain strong, and the actions we are taking will allow us to significantly improve profitability as demand recovers,” commented Mr. Bob Daigle, Chief Executive Officer of Amtech.

Net revenues decreased 10% sequentially and 14% from the fourth quarter of fiscal 2022. The decrease from prior year is primarily attributable to lower shipments from our Shanghai manufacturing facility partially offset by an increase in shipments of our high temperature belt furnaces and the addition of Entrepix in fiscal 2023. The sequential decrease is primarily due to a decrease in equipment shipments across our business segments. We are experiencing lower bookings in multiple areas of our business due to the softness in the semiconductor market.

Unrestricted cash and cash equivalents at September 30, 2023, were $13.1 million dollars, compared to $14.3 million dollars at June 30, 2023.

At September 30, 2023, we were not in compliance with the Debt to EBITDA and Fixed Charge Coverage Ratio financial covenants under our Loan Agreement. On December 5, 2023, we entered into a Forbearance & Modification Agreement (the “Forbearance Agreement”) with UMB Bank related to such non-compliance, pursuant to which UMB Bank agreed to forbear from exercising its rights and remedies available to it as a result of such defaults. We will be operating under the terms of this Forbearance Agreement through January 17, 2025 (the “Forbearance Period”).

Outlook

Operating results can be significantly impacted, positively or negatively, by the timing of orders, system shipments, logistical challenges, and the financial results of semiconductor manufacturers. Additionally, the semiconductor equipment industries can be cyclical and inherently impacted by changes in market demand. Actual results may differ materially in the weeks and months ahead.

For the first fiscal quarter ending December 31, 2023, we expect revenues in the range of $21 - $24 million with EBITDA nominally negative. Although the near-term outlook for revenue and earnings is challenging, we remain confident that the long-term outlook is strong for both our consumables and equipment serving advanced mobility and advanced packaging applications. We took actions during the first quarter of fiscal 2024, which will reduce Amtech's structural costs by approximately $4 million annually and better align product pricing with value. These steps will significantly improve results and enhance profitability through market cycles.

A portion of Amtech's results is denominated in Renminbis, a Chinese currency. The outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the Renminbi. Changes in the value of the Renminbi in relation to the United States Dollar could cause actual results to differ from expectations.

Conference Call

Amtech Systems will host a conference call today at 5:00 p.m. ET to provide a business update. The call will be available to interested parties by dialing 1-877-407-0784. For international callers, please dial +1-201-689-8560. A live webcast of the conference call will be available in the Investor Relations section of Amtech’s website at: https://www.amtechsystems.com/investors/events.

A replay of the webcast will be available in the Investor Relations section of the company’s website at http://www.amtechsystems.com/conference.htm shortly after the conclusion of the call and will remain available for approximately 30 calendar days.

About Amtech Systems, Inc.

Amtech Systems, Inc. is a leading, global manufacturer of thermal processing, wafer cleaning and chemical mechanical polishing (CMP) capital equipment and related consumables used in semiconductor, advanced mobility and renewable energy manufacturing applications. We sell process equipment and services used in the fabrication of semiconductor devices, such as silicon carbide (SiC), silicon power, electronic assemblies and modules to semiconductor device and module manufacturers worldwide, particularly in Asia, North America and Europe. Our strategic focus is on growth opportunities which leverage our strengths in thermal and substrate processing. Amtech's products are recognized under the leading brand names BTU International, Entrepix, Inc., PR Hoffman™ and Intersurface Dynamics, Inc.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release. Examples of forward-looking statements include statements regarding Amtech's future financial results, operating results, business strategies, projected costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as "may," "plan," "anticipate," "seek," "will," "expect," "intend," "estimate," "believe," "continue," "predict," "potential," "project," "should," "would," "could", "likely," "future," "target," "forecast," "goal," "observe," and "strategy" or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the year-ended September 30, 2022, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Qs, and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Amtech Systems, Inc.
Lisa D. Gibbs
Chief Financial Officer
(480) 360-3756
irelations@amtechsystems.com
Sapphire Investor Relations, LLC Erica Mannion and Mike Funari (617) 542-6180 irelations@amtechsystems.com